UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2026

OMNITEK ENGINEERING CORP.

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955	33-0984450
(Commission File Number)	(IRS Employer Identification No.)

1280 Activity Dr. # D, Vista, California 92081

(Address of principal executive offices, Zip Code)

(760) 591-0089

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Item 3.02 - Unregistered Sales of Equity Securities.

On September 29, 2026 (the “Tranche 1 Closing Date”), the Company completed the closing and sale of 5,000 shares of Series A Preferred Stock for $500,000, pursuant to a Preferred Stock Purchase Agreement (the “Preferred Purchase Agreement”) dated September 27, 2026.  Per the terms of the Preferred Purchase Agreement, parties agreed for the Tranche 2 Closing and purchase of an additional 5,000 shares for $500,000 to occur no later than ninety (90) days after the Tranche 1 Closing Date. The rights, preferences and privileges of the Series A Preferred Stock is as set forth in the Certificate of Determination of the Series A Preferred Stock filed as Exhibits 3(i) to this Current Report on Form 8-K, which is incorporated herein by reference. No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Also on September 29, 2026, in consideration of $550,000 the Company issued a Warrant to a third party, to purchase 91,666,666 shares of the Company’s common stock. The Warrant is exercisable for a period of five (5) years, and has an exercise price of $0.004 per share, with a cashless exercise feature, and has customary provisions for adjustment to the exercise price and number of shares issuable upon exercise of the Warrant in the event of stock dividends and splits. The number of shares of common stock that may be acquired upon any exercise of the Warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock does not exceed 4.99% of the total number of issued and outstanding shares of common stock. No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 - Changes in Control of Registrant

As set forth in Item 3.01, on September 29, 2026, pursuant to the Preferred Purchase Agreement, the Company sold and issued 5,000 shares of Series A Preferred Stock to Hard Rock Holdco, LLC.  Each share of Series A Preferred Stock is entitled to 50,000 votes (i.e., a total of 250,000,000 votes), that enable the holder to control the election of our board of directors and, ultimately, our direction, and this the sale and issuance of the Series A Preferred Stock

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On September 23, 2026, the Board of Directors, in accordance with the Articles of Incorporation, created out of the authorized and unissued shares of preferred stock of the Corporation, a series of preferred stock designated “Series A Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares constituting the Series A Preferred shall be 20,000.  Each share of Series A Preferred shall:

(a)have an “Original Issue Price” of $100 per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, and the like with respect to the Series A Preferred Stock);

(b)be entitled to 50,000 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(c)be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 50,000 fully paid and nonassessable shares of Common Stock.

(d)automatically be converted into 50,000 fully paid and nonassessable shares of Common Stock (a) immediately upon the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock at a price per share of at least $5.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations, and the like) with aggregate gross proceeds to the Corporation of at least $20,000,000, or (b) upon the vote or written consent of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock.

The foregoing description of the Certificate of Determination is qualified in its entirety by reference to the Certificate of Determination filed as Exhibit 3(i) to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 – Other Events

On September 29, 2026, concurrently with and as a condition to the closing of (a) the purchase of 5,000 shares of Series A Preferred Stock by Hard Rock Holdco, LLC for $500,000, and (b) the sale of a Warrant for $550,000, to purchase 91,666,666 shares of common stock, all owners of the options to acquire 1,450,000 shares of common stock agreed to cancel all said options. As of the date of this Current Report there are no stock options outstanding.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3. Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number*	Description of Exhibit
3(i)	Certificate of Determination of Series A Preferred Stock
10.1	Warrant 2026-01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

Dated: September 29, 2026  /s/ Werner Funk

By: Werner Funk

Title:  President and CEO